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                                                                      EXHIBIT 4

                                                         CONFORMED COPY

                      AMENDMENT NO. 4 TO CREDIT AGREEMENT

        AMENDMENT dated as of October 18, 1996 among LITTON INDUSTRIES, INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent") and WELLS FARGO BANK, N.A., as Co-Agent (the "Co-Agent").

                             W I T N E S S E T H :

        WHEREAS, the parties hereto have heretofore entered into an Amended and Restated Credit Agreement dated as of December 22, 1994 (as heretofore amended, the "Agreement") and desire to amend the Agreement as set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

        SECTION 2. Amendments of Leverage Ratio Covenant and Related Definitions. (a) The definition of "Leverage Ratio" contained in Section 1.01 of the Agreement is amended to read in full as follows:

        "Leverage Ratio" means, at any date, the ratio of Total Borrowed Funds at such date to Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date.

        (b) The following definition of "Consolidated EBITDA" is hereby added to Section 1.01 of the Agreement immediately after the definition of "Consolidated EBIT" and before the definition of "Consolidated Interest Expense":

        "Consolidated EBITDA" means, for any period, the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period before cumulative effect of accounting changes, provision for income tax, interest expense and depreciation and amortization expense.



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        (c)  Section 1.01 of the Agreement is further amended by deleting therefrom the definition of "Consolidated Net Worth".

        (d) Section 5.05 of the Agreement is amended to read in full as follows:

             SECTION 5.05. Leverage Ratio. The Leverage Ratio will at no time exceed 250%.

        SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

        (a)  no Default under the Agreement has occurred and is continuing; and

        (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of this date.

        SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 5. Counterparts; Conditions to Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).




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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        LITTON INDUSTRIES, INC.

                                        By:  /s/ Timothy G. Paulson
                                           ----------------------------------
                                           Title: Vice President & Treasurer

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                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Bank and Agent


                                        By:  /s/ Diana H. Imhof
                                           ----------------------------------
                                           Title: Vice President


                                        BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION


                                        By:  /s/ Lori Y. Kannegieter
                                           ----------------------------------
                                           Title: Managing Director


                                        THE BANK OF NEW YORK


                                        By:  /s/ Craig J. Rethmeyer
                                           ----------------------------------
                                           Title: Vice President


                                        THE CHASE MANHATTAN BANK


                                        By:  /s/ Richard C. Smith
                                           ----------------------------------
                                           Title: Vice President


                                        UNION BANK OF SWITZERLAND


                                        By:  /s/ Christopher W. Criswell
                                           ----------------------------------
                                           Title: Managing Director

                                        By:  /s/ Daniel R. Strickford
                                           ----------------------------------
                                           Title: Assistant Vice President












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                                        WELLS FARGO BANK, N.A.,
                                          as Bank and Co-Agent


                                        By:  /s/ Daniel H. Hom
                                           ----------------------------------
                                           Title: Vice President


                                        THE BANK OF NOVA SCOTIA


                                        By:  /s/ Maarten Van Otterloo
                                           ----------------------------------
                                           Title: Senior Relationship
                                                    Manager


                                        CIBC INC.


                                        By:  /s/ Robert J. Wagner
                                          ----------------------------------
                                          Title: Agent


                                        CREDIT SUISSE


                                        By:  /s/ Stephen M. Flynn
                                           ----------------------------------
                                           Title: Member of Senior Management

                                        By:  /s/ Deborah A. Shea
                                           ----------------------------------
                                           Title: Associate


                                        DRESDNER BANK AG, NEW YORK, BRANCH
                                          AND GRAND CAYMAN BRANCH


                                        By:  /s/ John W. Sweeney
                                           ----------------------------------
                                           Title: Assistant Vice President
                                                    Credit Administration

                                        By:  /s/ Thomas J. Nadramia
                                           ----------------------------------
                                           Title: Vice President







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                                        MELLON BANK, N.A.


                                        By:  /s/ Stephen P. Yost
                                           ----------------------------------
                                           Title: First Vice President


                                        NATIONSBANK OF TEXAS, N.A.


                                        By:  /s/ Michael F. Shea
                                           ----------------------------------
                                           Title: Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:  /s/ Paul C. Hennessy
                                           ----------------------------------
                                           Title: Senior Vice President


                                        THE NORTHERN TRUST COMPANY


                                        By:  /s/ Michelle D. Griffin
                                           ----------------------------------
                                           Title: Vice President


                                        TORONTO DOMINION (TEXAS), INC.


                                        By:  /s/ Federic Hawley
                                           ----------------------------------
                                           Title: Vice President


                                        BANK OF HAWAII


                                        By:  /s/ Susan McCarthy
                                           ----------------------------------
                                           Title: Assistant Vice President